UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

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☒   No fee required.

☐   Fee paid previously with preliminary materials.

☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

August 15, 2022

Dear Fellow Stockholder:

According to our latest records, we have not yet received your vote with respect to the important special meeting of stockholders of Twitter, Inc. to be held on September 13, 2022. The Twitter Board of Directors unanimously recommends voting FOR all proposals presented at the special meeting.

As Proposal 1, the proposal to adopt the merger agreement with affiliates of Elon Musk, requires the affirmative vote of a majority of the outstanding shares, your vote is very important, regardless of the number of shares that you own.

Please help Twitter avoid the expense of additional solicitation by voting today-- it’s quick and easy:

●	You may vote by telephone, via the Internet, or by signing, dating and returning the hard-copy proxy card or voting instruction form.
●	If you received this reminder by email you may also vote by simply clicking the “VOTE NOW” button in the accompanying email.

Thank you for your support,

Bret Taylor

Chairman of the Board of Directors

TWITTER’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

MAXIMIZE THE VALUE OF YOUR INVESTMENT BY VOTING FOR ALL PROPOSALS

AT THE SPECIAL MEETING TODAY.

If you have any questions about the special meeting or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

1 (877) 750-8338 (TOLL-FREE from the U.S. and Canada)

or +1 (412) 232-3651 (From other countries)